UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2024

Navitas Semiconductor Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-39755	85-2560226
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

3520 Challenger Street,	Torrance,	California	90503-1640
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (844) 654-2642

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	NVTS	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 26, 2024, the board of directors of Navitas Semiconductor Corporation (the “Company”) elected Dr. Ranbir Singh as a director of the Company, effective that day. Dr. Singh will serve as a Class I director with an initial term expiring at the Company’s 2025 annual meeting of stockholders.

Dr. Singh, 55, joined Navitas as Executive Vice President, GeneSiC Business, on August 15, 2022, upon the closing of the Company’s acquisition of GeneSiC Semiconductor Inc. (“GeneSiC”), and since May 2024 served as Executive Vice President, Corporate Development. He was previously President and CEO of GeneSiC, which he founded in 2004. Prior to that he conducted research on silicon carbide (SiC) power devices, first at Cree Inc. (now Wolfspeed Inc.) and then at the National Institutes of Standards and Testing (NIST). Dr. Singh has published on a wide range of SiC and power technology subjects, including PiN, JBS and Schottky diodes, MOSFETs, IGBTs, Thyristors and field-controlled thyristors. He received Ph.D. and M.S. degrees in Electrical and Computer Engineering from North Carolina State University and a B. Tech. degree from the Indian Institute of Technology, Delhi.

Dr. Singh will participate in the Company’s standard compensation arrangements for non-employee directors, which are described in the Company’s most recent proxy statement filed with the Securities and Exchange Commission on April 26, 2024 and incorporated herein by reference.

In connection with Dr. Singh’s transition from employment to the board of directors and in accordance with agreements between Dr. Singh and the Company, the Company will provide a grant of 162,661 restricted stock units (RSUs) to Dr. Singh, which will be fully vested upon grant, and the Company will provide continued health care benefits to Dr. Singh through November 2025. In connection with the termination of his employment, Dr. Singh’s August 15, 2022 award of options to purchase up to 3,250,000 shares of common stock of the Company terminated in accordance with the agreement governing that award. For 2024, Dr. Singh will be eligible for a pro rata bonus reflecting the portion of the year in which he was employed by the Company. The Company and Dr. Singh entered into a letter agreement in connection with his election to the board of directors, which will be included as an exhibit to forthcoming reports of the Company filed with the Securities and Exchange Commission.

Item 7.01.     Regulation FD Disclosure.

On December 3, 2024, the Company issued a press release announcing Dr. Singh’s election to the board of directors. The press release is furnished as Exhibit 99.1 to this report and incorporated in this Item 7.01 by reference.

Information in this Item 7.01 and Exhibit 99.1 is furnished and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and none of such information is incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such a filing.

Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated December 3, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVITAS SEMICONDUCTOR CORPORATION
Dated: December 3, 2024
	By:	/s/ Gene Sheridan
Gene Sheridan
President and Chief Executive Officer